Exhibit 16.2

March 29, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Trump Media & Technology Group Corp. (f/k/a Digital World Acquisition Corp.) under Item 4.01 of its Form 8-K dated March 29, 2024. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Adeptus Partners, LLC

Ocean, New Jersey
March 29, 2024